UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

RAPT Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

RAPT THERAPEUTICS, INC.

561 Eccles Avenue

South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2024

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of RAPT Therapeutics, Inc., a Delaware corporation (the “Company”). The meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/RAPT2024 on Wednesday, May 22, 2024 at 10:00 a.m. Pacific Daylight Time for the following purposes:

1

To elect William J. Rieflin, Linda Kozick and Lori Lyons-Williams as Class II directors to hold office until the Company’s 2027 annual meeting of stockholders or until their successors have been duly elected and qualified.

2.	To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the attached proxy statement.

The Annual Meeting will be held in a virtual meeting format only. Online check-in will begin at 9:30 a.m. Pacific Daylight Time and you should allow ample time for the check-in procedures. You will not be able to attend the Annual Meeting in person.

The record date for the Annual Meeting is March 28, 2024. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of stockholders to be held via live webcast at www.virtualshareholdermeeting.com/RAPT2024 on May 22, 2024 at 10:00 a.m. Pacific Daylight Time.

The proxy statement and our annual report are available at

www.proxyvote.com.

By Order of the Board of Directors,

/s/ Brian Wong, M.D., Ph.D.
Brian Wong, M.D., Ph.D. President and Chief Executive Officer South San Francisco, California April 5, 2024

This proxy statement is dated April 5, 2024 and is first being made available to stockholders on April 8, 2024.

You are cordially invited to attend the Annual Meeting via live webcast at www.virtualshareholdermeeting.com/RAPT2024. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or via the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

RAPT THERAPEUTICS, INC.

561 Eccles Avenue

South San Francisco, California 94080

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

MAY  22, 2024

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors of RAPT Therapeutics, Inc. (the “Company” or “RAPT”) is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 5, 2024 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. All stockholders will have the ability to access the proxy materials online at www.proxyvote.com or may request a printed set of the proxy materials. Instructions on how to access the proxy materials or to request a printed copy may be found in the Notice.

How do I attend the Annual Meeting?

The meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/RAPT2024 on Wednesday, May 22, 2024 at 10:00 a.m. Pacific Daylight Time. You will not be able to attend the Annual Meeting in person. To attend the meeting, you will need the 16-digit control number included in the Notice, your proxy card or the instructions that accompanied your proxy materials. Online check-in will begin at 9:30 a.m. Pacific Daylight Time and you should allow ample time for the check-in procedures. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Information on how to vote before and during the Annual Meeting is discussed below.

When is the record date for the Annual Meeting?

The Board of Directors has fixed the record date for the Annual Meeting to be the close of business on March 28, 2024 (the “Record Date”).

Will I be able to ask questions at the Annual Meeting?

Stockholders will be able to submit questions online during the meeting, providing our stockholders with the opportunity for meaningful engagement with the Company. During the Annual Meeting, you may submit questions in the question box provided at www.virtualshareholdermeeting.com/RAPT2024. We will respond to as many inquiries at the Annual Meeting as time allows. Questions must comply with the meeting rules of conduct posted on the virtual meeting web portal.

What if I have technical difficulties or trouble accessing the virtual meeting website?

If you encounter any difficulties accessing the virtual Annual Meeting webcast during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting website log-in page.

What if I cannot virtually attend the Annual Meeting?

You may vote your shares electronically before the meeting by internet, by proxy or by telephone as described below. You do not need to access the Annual Meeting webcast to vote if you submitted your vote via proxy, by internet or by telephone in advance of the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 34,799,702 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC then you are a stockholder of record. As a stockholder of record, you may vote through the internet before or during the Annual Meeting, by proxy through the internet or by telephone, or by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy through the internet or by telephone as instructed below or by completing a proxy card that you may request or that we may elect to deliver at a later time.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•

Proposal No. 1 – To elect William J. Rieflin, Linda Kozick and Lori Lyons-Williams as Class II directors to hold office until our 2027 annual meeting of stockholders or until their successors have been duly elected and qualified.

•

Proposal No. 2 – To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with his or her best judgment.

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote through the internet before or during the Annual Meeting, by proxy through the internet or by telephone or by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

•

To vote using the proxy card, complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Daylight Time on May 21, 2024 to be counted.

•

To vote through the internet before the meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Daylight Time on May 21, 2024 to be counted.

•	To vote through the internet during the meeting, please visit www.virtualshareholdermeeting.com/RAPT2024. You will be asked to provide the company number and control number from the Notice.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the Notice containing voting instructions from that organization rather than from RAPT. Follow the voting instructions in the Notice to ensure that your vote is counted. To vote through the internet during the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the Record Date.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing a proxy card, by telephone or through the internet before or during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all nominees for director and “For” Proposal No. 2. If any other matter is properly presented at the meeting, your proxyholder will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker, bank or other agent will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. Brokers, banks and other agents can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation) and certain corporate governance proposals, even if management-supported. Accordingly, your broker, bank or other agent may not vote your shares on Proposal No. 1 without your instructions, but may vote your shares on Proposal No. 2 even in the absence of your instruction. We encourage you to provide voting instructions to your broker, bank or other agent. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your broker, bank or other agent about how to submit your proxy to them at the time you receive this proxy statement.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at 561 Eccles Avenue, South San Francisco, California 94080.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How does the Board of Directors recommend stockholders should vote?

The Board of Directors recommends that you vote:

•

Proposal No. 1 – FOR the election of each of William J. Rieflin, Linda Kozick and Lori Lyons-Williams as Class II directors to hold office until our 2027 annual meeting of stockholders or until their successors have been duly elected and qualified.

•

Proposal No. 2 – FOR the ratification of the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. These un-voted shares are considered “broker non-votes.” See “What vote is required to approve each item and how are votes counted” below for more information on the effect of broker non-votes on the proposals included in this proxy statement.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What vote is required to approve each item and how are votes counted?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Voting Options	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1.	Election of directors	“For” or “withhold” with respect to each director nominee	Nominees receiving the most “For” votes; withheld votes will have no effect(1)	Not applicable	No effect(2)

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024	“For,” “against,” or “abstain”	“For” votes from the holders of a majority of the shares present in person, by remote communication or represented by proxy and entitled to vote on the matter	Same effect as vote “against”	Not applicable(3)

(1)	Stockholders may not cumulate votes for directors.

(2)

This proposal is considered to be a “non-routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other nominee does not have discretionary authority to vote your shares on this proposal.

(3)

This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other nominee has discretionary authority to vote your shares on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority the outstanding shares of stock entitled to vote are present at the meeting in person, by remote communication or represented by proxy. On the Record Date there were 34,799,702 shares outstanding and entitled to vote. Thus, the holders of 17,399,852 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in our proxy materials for our 2025 Annual Meeting of Stockholders, your proposal must be submitted in writing by December 9, 2024 to our Secretary at 561 Eccles Avenue, South San Francisco, California 94080, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, if the 2025 Annual Meeting of Stockholders is advanced by more than 30 days prior to or delayed by more than 30 days after May 22, 2025, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials.

Pursuant to our Amended and Restated Bylaws (the “Bylaws”), if you wish to submit a proposal (including a director nomination) at the 2025 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, you must do so not later than the close of business on February 21, 2025 and no earlier than the close of business on January 22, 2025; provided, however, that if next year’s annual meeting is advanced by more than 30 days prior to or delayed by more than 30 days after May 22, 2025, your proposal must be submitted not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of such meeting is first made. You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our Board of Directors’ nominees must provide in their notice any additional information required by Rule 14a-19 under the Exchange Act. In addition, the proxy solicited by our Board of Directors for the 2025 Annual Meeting will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which RAPT has not been provided with timely notice and (ii) any proposal made in accordance with our Bylaws if (a) the 2025 proxy statement briefly describes the matter and how management proxy holders intend to vote on it, and (b) the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Currently, we have two directors in Class I, three directors in Class II and two directors in Class III, with each class of directors serving a staggered three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors unless the Board of Directors determines by resolution that any such vacancies will be filled by stockholders. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, will serve for the remainder of the full term of that class or until the director’s successor is duly elected and qualified.

The Board of Directors presently has seven members. There are three directors in the class whose term of office expires in 2024, Mr. Rieflin, Ms. Kozick and Ms. Lyons-Williams. Each of these directors are standing for re-election at the Annual Meeting. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors nominated each of William J. Rieflin, Linda Kozick and Lori Lyons-Williams for election at the Annual Meeting. Mr. Rieflin, Ms. Kozick and Ms. Lyons-Williams have served as members of our Board of Directors since May 2015, December 2016 and June 2021, respectively, and were each appointed by the Board of Directors. If elected at the Annual Meeting, each nominee would serve until the 2027 Annual Meeting of Stockholders until their successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Directors are elected by a plurality of the votes of the holders of shares present, in person or by remote communication, at the Annual Meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominees receiving the highest number of “For” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by RAPT. Each person nominated for election has consented to being named as a nominee in this proxy statement and has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

The following includes a brief biography of each nominee for director and each of our other current directors, including their respective ages, as of March 28, 2024. Each biography includes information regarding the specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and the Board of Directors to determine that the applicable nominee or other current director should serve as a member of the Board of Directors.

Class II Director Nominees for Election for a Three-Year Term Expiring at the 2027 Annual Meeting

William J. Rieflin, age 64, has served on our Board of Directors since May 2015 and as the chair of our Board of Directors since June 2019. From September 2010 to September 2018, he served as the Chief Executive Officer of NGM Biopharmaceuticals, Inc. (Nasdaq: NGM), a biopharmaceutical company (“NGM”). From 2004 until 2010, Mr. Rieflin served as President of XenoPort, Inc., a biotechnology company. Mr. Rieflin also serves as Chairman of the board of directors of NGM and Lycia Therapeutics, Inc. and as a member of the board of directors of Kallyope, Inc. and Lyell Immunopharma, Inc. (Nasdaq: LYEL). Mr. Rieflin previously served on the board of directors of Anacor Pharmaceuticals, Inc., a pharmaceutical company, from April 2011 to June 2016 and of XenoPort, Inc. from September 2010 to July 2016. Mr. Rieflin earned a J.D. from Stanford Law School and an M.B.A. from the University of Chicago. Mr. Rieflin received a B.S. in Industrial and Labor Relations from Cornell University. We believe that Mr. Rieflin’s extensive experience in the biopharmaceutical industry, his industry expertise and financial knowledge and his experience as a member of the board of directors of other public companies provide him with the qualifications and skills to serve as a director of our company.

Linda Kozick, age 66, has served on our Board of Directors since December 2016. From January 2011 to July 2015, Ms. Kozick served as Head of Immuno-Oncology, Oncology Product and Portfolio Strategy for Opdivo and Yervoy Life Cycle Management at Bristol-Myers Squibb Co. (NYSE: BMY), a pharmaceutical company. Ms. Kozick currently serves on the board of directors of Portage Biotech (Nasdaq: PRTG), an immuno-oncology company, and Artiva Biotherapeutics, a private immunotherapy company. Ms. Kozick earned an M.B.A. from Chapman University. Ms. Kozick also received an M.S. in Molecular Immunology and a B.S. in Medical Technology from SUNY Upstate Medical University. We believe that Ms. Kozick’s experience in the biopharmaceutical industry and her technical training provide her with the qualifications and skills to serve as a director of our company.

Lori Lyons-Williams, age 46, joined our Board of Directors in November 2021. Since May 2022, she has served as President and Chief Executive Officer and a member of the board of directors of Abdera Therapeutics, a privately held biopharmaceutical company developing precision radiopharmaceuticals for cancer. Prior to Abdera, from April 2021 to April 2022, she was President and Chief Operating Officer at Neumora Therapeutics, a biotechnology company. Previously, Ms. Lyons-Williams served as Chief Commercial Officer at Dermira, Inc. (Nasdaq: DERM), a biotechnology company focused on immunology and medical dermatology, including atopic dermatitis, from December 2016 until its acquisition by Eli Lilly in May 2020. Prior to Dermira, Ms. Lyons was Vice President, Sales and Marketing at Allergan Ltd. (NYSE:AGN). Ms. Lyons-Williams currently serves as an independent director on the board of Contineum Therapeutics and previously served as an independent director for Five Prime Therapeutics, Inc. (Nasdaq: FPRX), a biopharmaceutical company, until its acquisition by Amgen in April 2021. Ms. Lyons-Williams earned her B.A. from Virginia Tech and her M.B.A. from Carlson School of Management at the University of Minnesota. We believe Ms. Lyons-Williams’ industry experience as an executive and director provide her with the qualifications and skills to serve as a director of our company.

The Board of Directors Recommends

a Vote “For” Each of the Nominees Named Above.

Class III Directors Continuing in Office Until the 2025 Annual Meeting

Michael F. Giordano, M.D., age 66, has served on our Board of Directors since January 2018. From 1999 to 2017, Dr. Giordano worked at Bristol-Myers Squibb Co. (NYSE: BMY), a pharmaceutical company, most recently serving as Senior Vice President and Head of Development of Oncology and Immuno-Oncology. Dr. Giordano also serves on the board of directors of Achilles Ltd and Oncovalent Therapeutics, both privately held biopharmaceutical companies, and previously served on the board of directors of Epizyme, Inc. (Nasdaq: EPZM), a biopharmaceutical company from March 2018 to August 2022. He received an M.D. from Weil Cornell Medical College and a B.A. in Natural Science from Johns Hopkins University. We believe that Dr. Giordano’s extensive experience in drug development and in oncology and immuno-oncology provide him with the qualifications and skills to serve as a director of our company.

Wendye Robbins, M.D., age 63, has served on our Board of Directors since September 2019. Since June 2023, she has served as President & CEO of Incendia Therapeutics, Inc., a precision oncology company. Previously, Dr. Robbins served as President and Chief Executive Officer of Blade Therapeutics, Inc., a biopharmaceutical company, from August 2016 to December 2022 (and previously held the title of Interim CEO from May 2015 to July 2016). Dr. Robbins has also been an independent consultant to venture investors and academic scientists in company formation, strategic translational biology and drug development. Dr. Robbins served on the faculty at Stanford University School of Medicine in the Department of Anesthesia, Perioperative Care, and Pain Medicine between 2004 and 2016. Dr. Robbins completed her residency in Anesthesiology at Johns Hopkins University School of Medicine, her internship in Internal Medicine at the University of Pennsylvania School of Medicine and received her fellowship training in Pain Medicine from John Hopkins University School of Medicine. Dr. Robbins received an M.D. from The Medical College of Pennsylvania and a B.S. in Business Administration from the Haas School of Business at the University of California, Berkeley. We believe that Dr. Robbins’

extensive experience in the biopharmaceutical industry, her industry expertise and financial knowledge provide her with the qualifications and skills to serve as a director of our company.

Class I Directors Continuing in Office Until the 2026 Annual Meeting

Brian Wong, M.D., Ph.D., age 52, has served as a member of our Board of Directors and as our Chief Executive Officer since August 2015 and as our President since June 2019. From January 2009 to August 2015, he served as Vice President of Immunology and Discovery Research and most recently as Senior Vice President, Research and Head of Immuno-Oncology at Five Prime Therapeutics, Inc. (Nasdaq: FPRX), a biopharmaceutical company. From 2005 to 2009, he served as Director of Research in the Inflammation Disease Biology Area at F. Hoffmann-La Roche Ltd. (SIX: RO, ROG; OTCQX: RHHBY), a pharmaceutical company. Dr. Wong received an M.D. from Weill Cornell Medical College and a Ph.D. in Immunology from Rockefeller University. Dr. Wong earned a B.A. in Chemistry and Biochemistry from Oberlin College. We believe that Dr. Wong’s extensive experience in the life sciences industry and his medical and scientific training provide him with the qualifications and skills to serve as a director of our company.

Mary Ann Gray, Ph.D., age 71, has served on our Board of Directors since December 2019. Dr. Gray has been President of Gray Strategic Advisors, LLC, a biotechnology strategic planning and advisory firm, since September 2003. Previously, she served as Senior Analyst and Portfolio Manager of Federated Kaufmann Fund (“Federated”). Prior to Federated, she served as a biotechnology equity research analyst at multiple firms, including Kidder Peabody & Co., Dillon Read & Co. and Raymond James Financial, Inc. (NYSE: RJF). Earlier in her career, she worked as a senior scientist both at Schering Plough Corporation, a pharmaceutical company, and NeoRx Corporation, a biotechnology company. She currently serves on the boards of directors of Compass Therapeutics Inc. (Nasdaq: CMPX), Keros Therapeutics, Inc. (Nasdaq: KROS) and BioAtla Inc. (Nasdaq: BCAB), and previously served on the board of directors of many public and private biotech companies including Palisade Bio, Inc. (Nasdaq: PALI) from July 2019 to March 2024, Sarepta Therapeutics, Inc. (Nasdaq: SRPT) from December 2018 to June 2022, Senomyx, Inc. from September 2010 to November 2018, Juniper Pharmaceuticals, Inc. from March 2016 to August 2018, Galena Biopharma, Inc. from April 2016 to December 2017, TetraLogic Pharmaceuticals Corporation, ACADIA Pharmaceuticals Inc. (Nasdaq: ACAD) April 2005 to June 2016 and Dyax Corp May 2004 to January 2016. Dr. Gray holds a B.S. degree from the University of South Carolina, a Ph.D. in pharmacology from the University of Vermont and completed post-doctoral work at Northwestern University School of Medicine and at the Yale University School of Medicine. We believe that Dr. Gray’s extensive experience in the biotechnology industry provide her with the qualifications and skills to serve as a director of our company.

CORPORATE GOVERNANCE AND BOARD MATTERS

Overview

We are committed to exercising good corporate governance practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our processes, policies and procedures in light of such developments. Key information regarding our corporate governance initiatives can be found on the Corporate Governance section of our website, www.rapt.com, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics and the charters for our Audit, Compensation and Nominating and Corporate Governance Committees. The information on, or otherwise accessible through, our website does not constitute a part of this proxy statement. We believe that our corporate governance policies and practices, including the substantial percentage of independent directors on our Board of Directors, empower our independent directors to effectively oversee our management—including the performance of our Chief Executive Officer—and provide an effective and appropriately balanced board governance structure.

Board Experience and Diversity

We believe in order to provide effective decision making and oversight of the Company, our Board of Directors’ experience and diversity is integral. As set forth in our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee and our Board of Directors consider diversity, age, skills and such other factors as they deem appropriate given the current needs of the Board of Directors and the Company in identifying director nominees. The Nominating and Corporate Governance Committee and our Board of Directors believe that considering a wide range of diversity characteristics, including age, gender and ethnic diversity, is consistent with the goal of creating a board that best serves the needs of the Company and the interests of our stockholders.

In accordance with applicable listing requirements of The Nasdaq Stock Market (“Nasdaq”), the following table presents our Board diversity statistics. Each of the categories listed in the table below has the meaning ascribed to it in Nasdaq Rule 5605(f). Our previous year’s disclosure can be found in our definitive proxy statement filed with the SEC on April 7, 2023.

Board Diversity Matrix (As of March 28, 2024)
Total Number of Directors	7

Part I: Gender Identity	Female	Male	Non- Binary	Did Not Disclose Gender
Directors	4	3	—	—
Part II: Demographic Background
African American or Black	—	—
Alaskan Native or Native American	—	—
Asian	—	1
Hispanic or Latinx	—	—
Native Hawaiian or Pacific Islander	—	—
White	4	2
Two or More Races or Ethnicities	—	—
LGBTQ+	2
Did Not Disclose Demographic Background	—

Independence of the Board of Directors

Our Board of Directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director and director nominee concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that Dr. Giordano, Dr. Gray, Ms. Kozick, Ms. Lyons-Williams, Mr. Rieflin and Dr. Robbins do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is otherwise “independent” as that term is defined under applicable Nasdaq listing standards. Dr. Wong is not considered independent because he currently serves as our Chief Executive Officer. In addition, our Board of Directors has determined that each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meets the applicable Nasdaq and SEC rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company. In making these independence determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure

The roles of chair of our Board of Directors and Chief Executive Officer are currently separated, with Mr. Rieflin serving as chair of our Board of Directors and Dr. Wong serving as our Chief Executive Officer. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the chair of our Board of Directors to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as chair of our Board of Directors, particularly as the Board of Directors’ oversight responsibilities continue to grow. While our Bylaws and corporate governance guidelines do not require that our chair and Chief Executive Officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Role of the Board of Directors in Risk Oversight

Our Board of Directors believes that risk management is an important part of establishing, updating and executing our business strategy. Our Board of Directors, as a whole and at the committee level, has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations and the financial condition and performance of the Company. Our Board of Directors focuses its oversight on the most significant risks facing the Company and its processes to identify, prioritize, assess, manage and mitigate those risks. Our Board of Directors and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, cybersecurity, legal and regulatory risks. While our Board of Directors has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company.

The Audit Committee is responsible for overseeing our financial reporting process on behalf of our Board of Directors and reviewing with management and our auditors, as appropriate, our major financial risk exposures, as well as overseeing our cybersecurity risk management processes, including oversight and mitigation of risks from cybersecurity threats. The Compensation Committee is responsible for overseeing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Nominating and Corporate Governance Committee oversees the management of risks associated with our overall compliance and corporate governance practices and the independence and composition of our Board of Directors. These committees provide regular reports to the full Board of Directors.

Meetings of the Board of Directors and Attendance

The Board of Directors met six times during 2023. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors, and of the committees on which he or she served, held during the portion of 2023 for which he or she was a director or committee member.

Our policy is to encourage directors and nominees for director to attend the Annual Meeting. Three of our then-serving directors attended the 2023 annual meeting of stockholders.

Information Regarding Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2023 for each of these committees:

Name	Audit	Compensation	Nominating and Corporate Governance
William Rieflin	✓	✓
Michael Giordano, M.D.		✓*	✓
Mary Ann Gray, Ph.D.	✓*
Linda Kozick			✓*
Wendye Robbins, M.D.	✓
Lori Lyons-Williams		✓	✓
Number of meetings	4	6	2

*	Committee chair

Below is a description of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The written charters of the committees are available to stockholders on the Corporate Governance section of our website at www.rapt.com. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

Our Audit Committee currently consists of Dr. Mary Ann Gray, William Rieflin and Dr. Wendye Robbins. The chair of our Audit Committee is Dr. Gray. Our Board of Directors has determined that each member of the Audit Committee satisfies the independence requirements under the Nasdaq listing rules and Rule 10A-3(b)(1) of the Exchange Act. Our Board of Directors has determined that Dr. Gray, Mr. Rieflin and Dr. Robbins are each an “audit committee financial expert” within the meaning of SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable listing standards. In arriving at these determinations, our Board of Directors has examined each Audit Committee member’s scope of experience and the nature of his or her employment.

The primary purpose of the Audit Committee is to discharge the responsibilities of our Board of Directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:

•	helping our Board of Directors oversee our corporate accounting and financial reporting processes;

•

managing and/or assessing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•

discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing related party transactions;

•	reviewing our policies on risk assessment and risk management, including those concerning data privacy, cybersecurity and backup of information systems;

•	reviewing, with our independent registered public accounting firm, our internal control procedures, any material issues with such procedures and any steps taken to address such issues; and

•	pre-approving audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Our Audit Committee operates under a written charter that satisfies the applicable listing standards of Nasdaq and can be accessed in the Corporate Governance section of our website at www.rapt.com. Our Audit Committee meets regularly in executive session.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

Respectfully submitted,

The Audit Committee of the Board of Directors

Mary Ann Gray, Ph.D. (Chair)

William Rieflin

Wendye Robbins, M.D.

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee currently consists of Dr. Michael Giordano, Lori Lyons-Williams and William Rieflin. The chair of our Compensation Committee is Dr. Giordano. Our Board of Directors has determined that each member of the Compensation Committee satisfies the independence requirements under the listing standards of Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•	reviewing and recommending to our Board of Directors the compensation of our Chief Executive Officer and other executive officers;

•	reviewing and recommending to our Board of Directors the compensation of our directors;

•	administering our equity incentive plans and other benefit programs;

•

reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;

•

reviewing, discussing with management and overseeing our policies practices and strategies as they relate to human capital management, including those regarding recruiting, retention, career development and progression, diversity and inclusion;

•	establishing and overseeing the administration of the Company’s clawback or similar policies; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Our Compensation Committee operates under a written charter that satisfies the applicable listing standards of Nasdaq and can be accessed in the Corporate Governance section of our website at www.rapt.com.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets several times annually and with greater frequency when necessary. The agenda for each meeting is usually developed by the chair of the Compensation Committee in consultation with our Chief Executive Officer. The Compensation Committee meets regularly in executive session. From time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants, internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration the factors prescribed by the SEC and Nasdaq that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Aon plc/Radford (“Radford”) as compensation consultants. The Compensation Committee requested that Radford:

•	evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•	assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. At the request of the Compensation Committee, Radford also conducted individual interviews with senior management to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Radford, the Compensation Committee approved the recommendations.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined cash incentive and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation, as well as awards to be granted. As part of its deliberations regarding compensation for all executives and directors, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Linda Kozick, Dr. Michael Giordano and Lori Lyons-Williams. The chair of our Nominating and Corporate Governance Committee is Ms. Kozick. Our Board of Directors has determined that each member of our Nominating and Corporate Governance Committee satisfies the independence requirements under the listing standards of Nasdaq.

Specific responsibilities of our Nominating and Corporate Governance Committee include:

•	identifying and evaluating candidates to serve on our Board of Directors, including the nomination of incumbent directors for reelection and nominees recommended by stockholders;

•	considering and making recommendations to our Board of Directors regarding the composition and chairs of the Board of Directors and committees of our Board of Directors;

•	instituting plans or programs for the continuing education of directors and orientation of new directors;

•	reviewing developments in corporate governance practices;

•	developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters; and

•	overseeing periodic evaluations of the Board of Directors’ performance, including committees of the Board of Directors.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing standards of Nasdaq and can be accessed in the Corporate Governance section of our website at www.rapt.com.

Our Nominating and Corporate Governance Committee uses its network of contacts to find potential candidates for director, but may also engage, if it deems appropriate, a professional search firm. Our Nominating and Corporate Governance Committee conducts any appropriate inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management; having sufficient time to devote to the affairs of the Company; demonstrating excellence in his or her field; having the ability to exercise sound business judgment; having experience as a board member or executive officer of another publicly held company; having a diverse personal background, perspective and experience and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of RAPT and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board of Directors and RAPT, to maintain a balance of knowledge, experience and capability.

Our Nominating and Corporate Governance Committee reviews the service of incumbent directors whose terms are set to expire, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence, as well as the overall composition of the Board of Directors and the desire to add new skill sets and expertise to the Company. In the case of all director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.

Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 561 Eccles Avenue, South San Francisco, California 94080. Submissions must include the following information, in addition to any other requirements set forth in our Bylaws and applicable law: the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our common stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communications with the Board of Directors

Our Board of Directors believes that stockholders should have an opportunity to communicate with the Board of Directors and efforts have been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that our responsiveness to stockholder communications to the Board of Directors has been excellent.

Stockholders wishing to communicate with the Board of Directors or an individual director may send a written communication to the Board of Directors or such director c/o RAPT Therapeutics, Inc., 561 Eccles Avenue, South San Francisco, California 94080, Attn: Secretary. The Secretary will review each communication. The Secretary will forward such communication to the Board of Directors or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all directors, officers and employees of the Company, including our principal executive officer, principal financial officer, and principal accounting officer or controller or persons performing similar functions. The Code of Conduct is available on our website at www.rapt.com. We intend to promptly disclose on our website or in a Current Report on Form 8-K in the future (i) the date and nature of any amendment (other than technical, administrative or other non-substantive amendments) to the Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K and (ii) the nature of any waiver, including an implicit waiver, from a provision of the Code of Conduct that is granted to one of these specified individuals that relates to one or more of the elements of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, the name of such person who is granted the waiver and the date of the waiver.

Corporate Governance Guidelines

As part of our Board of Directors’ commitment to enhancing stockholder value over the long term, our Board of Directors has adopted a set of Corporate Governance Guidelines to provide the framework for the governance of the Company and to assist our Board of Directors in the exercise of its responsibilities. Our Corporate Governance Guidelines cover, among other topics, board composition and structure, board membership criteria, director independence, board and board committee assessments, committees of the Board of Directors, board access to management and outside advisors and director orientation and education. The Corporate Governance Guidelines, as well as the charters for each committee of the Board of Directors, may be viewed on the Corporate Governance section of our website at www.rapt.com.

Trading Policies

Under our insider trading policy, RAPT directors, officers, employees, consultants and contractors are prohibited from engaging in short selling of our securities, hedging or pledging our securities, purchasing our securities on margin or holding them in a margin account at any time. Additionally, directors, officers and employees may not engage in any transaction in our securities without first obtaining pre-clearance of the transaction from our Chief Financial Officer.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024 and has further directed that management submit the appointment of Ernst & Young LLP as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP was engaged in 2017 and has audited our financial statements since 2017. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person, by remote communication or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to approve this Proposal No. 2.

The Board of Directors Recommends

a Vote “For” Proposal No. 2.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to RAPT for the years ended December 31, 2023 and 2022, by Ernst & Young LLP, our independent registered public accounting firm.

	Year Ended December 31,
	2023	2022
	(in thousands)
Audit Fees(1)	$1,207,043	$1,245,250
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,207,043	$1,245,250

(1)

Audit fees of Ernst & Young LLP for the years ended December 31, 2023 and 2022 were for professional services rendered for audits of our consolidated financial statements, including accounting consultations, reviews of quarterly financial statements and professional services rendered in connection with our registration statements. Fees for 2022 include $0.2 million for services associated with an underwritten public offering, which was completed in December 2022.

All fees have been pre-approved by our Audit Committee.

Pre-Approval Procedures

The Audit Committee has procedures in place for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 28, 2024 (except as noted) by:

•	each director and nominee for director;

•	each of the executive officers named in the Summary Compensation Table under “Executive Compensation” below (referred to throughout this proxy statement as our named executive officers);

•	all current executive officers and directors as a group; and

•	all those known by us to be beneficial owners of more than 5% of our outstanding common stock.

This table is based upon information supplied by officers and directors, as well as Schedules 13G or 13D filed with the SEC by beneficial owners of more than 5% of our common stock. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options and pre-funded warrants held by that person that are exercisable as of March 28, 2024 or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 34,799,702 shares outstanding on March 28, 2024, adjusted as required by rules promulgated by the SEC.

Except as otherwise noted below, the address for persons listed in the table is c/o RAPT Therapeutics, Inc., 561 Eccles Avenue, South San Francisco, California 94080.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
Affiliates of The Column Group(1)	4,425,439	12.7%
FMR LLC(2)	3,843,387	11.0%
Redmile Group, LLC(3)	3,445,170	9.9%
T. Rowe Price Associates, Inc (4)	3,413,552	9.8%
BlackRock, Inc.(5)	2,453,049	7.0%
Perceptive Advisors LLC(6)	2,139,950	6.1%
The Vanguard Group(7)	2,056,221	5.9%
Deep Track Capital, LP(8)	1,793,966	5.2%
Executive Officers, Directors and Director Nominees
Brian Wong(9)	1,308,866	3.7%
William Ho(12)	146,379	*
Rodney Young(13)	269,814	*
William Rieflin(14)	173,560	*
Michael Giordano(15)	52,640	*
Mary Ann Gray(16)	75,091	*
Linda Kozick(17)	80,105	*
Wendye Robbins(18)	108,859	*
Lori Lyons-Williams(19)	38,240	*
All executive officers and directors as a group (10 persons)(18)	2,435,205	6.6%

*	Represents beneficial ownership of less than 1%.
(1)	The indicated ownership is based on a Schedule 13D/A filed with the SEC by the reporting persons on January 13, 2023. According to the Schedule 13D/A, the reporting persons beneficially own a total of

4,425,439 shares of common stock, which consists of (i) 1,402,008 shares held directly by The Column Group II, LP (“TCG II LP”), (ii) 1,599,417 shares held directly by Ponoi Capital, LP (“Ponoi LP”), (iii) 145,401 shares held directly by Ponoi Capital II, LP (“Ponoi II LP”), (iv) 1,236,261 shares held by The Column Group IV, LP (“TCG IV LP”), (v) 42,189 shares held directly by The Column Group IV-A, LP (“TCG IV-A LP”) and (vi) 163 shares held directly by The Column Group LLC (“TCG LLC”). The Column Group II GP, LP (“TCG II GP”) is the general partner of TCG II LP and may be deemed to have voting and investment power with respect to the shares held by TCG II LP. The managing partners of TCG II GP are David Goeddel and Peter Svennilson (collectively, the “TCG II GP Managing Partners”). The TCG II GP Managing Partners may be deemed to share voting and investment power with respect to the shares held by TCG II LP. Ponoi Management, LLC (“Ponoi LLC”) is the general partner of Ponoi LP and may be deemed to have voting and investment power with respect to the shares held by Ponoi LP. Ponoi II Management, LLC (“Ponoi II LLC”) is the general partner of Ponoi II LP and may be deemed to have voting and investment power with respect to the shares held by Ponoi LP. The managing partners of each of Ponoi LLC, Ponoi II LLC and TCG LLC are the TCG II GP Managing Partners and Tim Kutzkey (collectively, the “Ponoi Managing Partners”). The Ponoi Managing Partners may be deemed to share voting and investment power with respect to the shares held by each of Ponoi LP, Ponoi II LP and TCG LLC. TCG IV GP LP is the general partner of each of TCG IV LP and TCG IV-A LP and may be deemed to have voting, investment and dispositive power with respect to these securities. The Ponoi Managing Partners are the managing partners of TCG IV GP LP and may each be deemed to share voting, investment and dispositive power with respect to these securities. The address for the entities listed herein is 1700 Owens Street, Suite 500, San Francisco, CA 94158.
(2)

The indicated ownership is based on a Schedule 13G/A filed with the SEC by the reporting persons on February 9, 2024. According to the Schedule 13G/A, FMR LLC possesses (i) sole voting power over 3,843,387 shares and (ii) sole dispositive power over 3,843,190 shares. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address for FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, Massachusetts 02210.

(3)

The indicated ownership is based on a Schedule 13G/A filed with the SEC by the reporting persons on February 14, 2024. According to the Schedule 13G/A, Redmile Group, LLC’s beneficial ownership is comprised of 366,776 shares of common stock owned by a private investment vehicle managed by Redmile Group, LLC, which shares of common stock may be deemed beneficially owned by Redmile Group, LLC as investment manager of such private investment vehicle. The reported securities may also be deemed beneficially owned by Jeremy C. Green as the principal of Redmile Group, LLC. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. Subject to the Beneficial Ownership Limitation (as defined below), Redmile Group, LLC may also be deemed to beneficially own 4,000,000 shares of common stock issuable upon exercise of certain pre-funded warrants to purchase common stock (the “Warrants”). Pursuant to the terms of the Warrants, the Company may not effect any exercise of the Warrant, and a holder of a Warrant does not have the right to exercise the Warrant held by such holder, to the extent that after giving effect to such issuance after exercise, the holder (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 9.99% (the “Beneficial Ownership Limitation”) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of Common Stock issued upon exercise of the Warrant. The Beneficial Ownership Limitation may be changed at a holder’s election upon 61 days’ notice to the Company. The address for Redmile Group, LLC is One Letterman Drive, Building D, Suite D3-300, The Presidio of San Francisco, San Francisco, California 94129.

(4)

The indicated ownership is based on a Schedule 13G/A filed with the SEC by the reporting persons on February 14, 2024. According to the Schedule 13G/A, T. Rowe Price Associates, Inc. (“T. Rowe Price Associates”) possesses (i) sole voting power with respect to 763,754 shares, and (ii) sole dispositive power with respect to 3,413,552 shares. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. T. Rowe Price expressly disclaims beneficial owner of such securities. The address for T. Rowe Price Associates is 100 E. Pratt Street, Baltimore, MD 21202.

(5)

The indicated ownership is based on a Schedule 13G/A filed with the SEC by the reporting persons on January 26, 2024. According to the Schedule 13G/A, BlackRock, Inc. may be deemed to beneficially own the reported shares of common stock and has filed Schedule 13G/A as the parent holding company or control person on behalf of its subsidiaries BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC. The reporting entity has the sole power to vote or direct the vote of 2,407,816 shares and sole power to dispose or direct the disposition of 2,453,049 shares. The address of Black Rock Inc. is 55 East 52nd Street, New York, NY 10055.

(6)

The indicated ownership is based on a Schedule 13G/A filed with the SEC by the reporting persons on February 14, 2024. According to the Schedule 13G/A, Perceptive Life Sciences Master Fund, Ltd. (the “Master Fund”) directly holds 2,139,950 shares of common stock. Perceptive Advisors LLC (“Perceptive Advisors”) serves as the investment manager to the Master Fund and may be deemed to beneficially own such shares. Joseph Edelman is the managing member of Perceptive Advisors and may be deemed to beneficially own such shares. The address for each entity is 51 Astor Place, 10th Floor, New York, NY 10003.

(7)

The indicated ownership is based on a Schedule 13G filed with the SEC by the reporting persons on February 13, 2024. According to the Schedule 13G, The Vanguard Group possesses (i) shared voting power with respect 44,958 shares of common stock and (ii) sole dispositive power with respect to 1,989,386 shares of common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(8)

The indicated ownership is based on a Schedule 13G/A filed with the SEC by the reporting persons on February 14, 2024. According to the Schedule 13G/A, Deep Track Capital, LP (“Deep Track”) and Deep Track Biotechnology Master Fund, Ltd. possess shared voting power with respect to 1,793,966 shares of common stock. David Kroin is the managing member of Deep Track and may be deemed to beneficially own such shares. The address for Deep Track is 200 Greenwich Ave, 3rd Floor, Greenwich, CT 06830.

(9)

Consists of (i) 155,618 shares held by Dr. Wong, (ii) 337,000 shares held by The Wong Family Trust Dated February 4, 2008, for which Dr. Wong is a trustee and (iii) 816,248 shares issuable pursuant to stock options exercisable within 60 days of March 28, 2024.

(10)	Consists of (i) 15,740 shares held directly by Dr. Ho and (ii) 130,639 shares issuable pursuant to stock options exercisable within 60 days of March 28, 2024.
(11)	Consists of (i) 11,732 shares held by Mr. Young and (ii) 258,082 shares issuable pursuant to stock options exercisable within 60 days of March 28, 2024.
(12)

Consists of (i) 18,000 shares held by Mr. Rieflin, (ii) 76,722 shares held by Rieflin Family Trust u/a dtd 4/3/00, William J. Rieflin and Prudence H. Rieflin, Trustees, for which Mr. Rieflin is co-Trustee and (iii) 78,838 shares issuable pursuant to stock options exercisable within 60 days of March 28, 2024.

(13)	Consists of 52,640 shares issuable pursuant to stock options exercisable within 60 days of March 28, 2024.
(14)	Consists of 75,091 shares issuable pursuant to stock options exercisable within 60 days of March 28, 2024.
(15)	Consists of 80,105 shares issuable pursuant to stock options exercisable within 60 days of March 28, 2024.
(16)

Consists of (i) 14,900 shares held by Dr. Robbins, (ii) 6,100 shares held by TRS FBO Trust of Craig & Wendye McGahey, (iii) 6,500 shares held by Dr. Robbins’ spouse and (iv) 81,359 shares issuable pursuant to stock options exercisable within 60 days of March 28, 2024.

(17)	Consists of 38,240 shares issuable pursuant to stock options exercisable within 60 days of March 28, 2024.
(18)

Consists of (i) 662,210 shares beneficially owned by our directors (or their affiliates) and executive officers (or their affiliates) and (ii) 1,772,995 shares issuable pursuant to stock options exercisable within 60 days of March 28, 2024.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires that our executive officers, directors and 10% stockholders file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based solely on our review of the reports furnished to us and written representations that no other reports were required, we believe that during our fiscal year ended December 31, 2023, all Section 16(a) filing requirements were satisfied on a timely basis; except that the following Form 4s, covering an aggregate of five transactions, filed on behalf of Dr. Ho on March 13, 2023, each of Mr. Rieflin, Dr. Gray and Dr. Robbins on April 10, 2023 and Dr. Ho on August 3, 2023, were filed late due to administrative oversight.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of March 28, 2024:

Name	Age	Position
Brian Wong, M.D. Ph.D.(1)	52	President, Chief Executive Officer and Director
Dirk Brockstedt, Ph.D.	55	Chief Scientific Officer
William Ho, M.D., Ph.D.	58	Chief Medical Officer
Rodney Young	61	Chief Financial Officer

(1)	Please see “Class I Directors Continuing in Office Until the 2026 Annual Meeting” for Dr. Wong’s biography.

Dirk Brockstedt, Ph.D. has served as our Chief Scientific Officer since June 2019. Prior to that he served as our Senior Vice President, Biology from January 2018 to June 2019. Since October 2017, he has also served as Executive in Residence at ShangPharma Innovation Inc., a healthcare investment company. From September 2011 to December 2017, he served as Senior Vice President of Research and Development and most recently as Executive Vice President of Research and Development at Aduro Biotech, Inc., a biopharmaceutical company. Dr. Brockstedt served as Director of Research at Anza Therapeutics, Inc. from 2007 to 2009, Director of Immunology at Cerus Corporation (Nasdaq: CERS), a biopharmaceutical company, from 2002 to 2007 and Senior Research Scientist at Aventis Pharmaceuticals, Inc. from 1999 to 2002, a pharmaceutical company. Prior to that he was a post-doctoral fellow at the Stanford School of Medicine in the Department of Pathology. Dr. Brockstedt received a Ph.D. in Microbiology from the University of Kiel (graduate work performed at Stanford University) and an M.S. in Microbiology from the University of Kiel.

William Ho, M.D., Ph.D. has served as our Chief Medical Officer since May 2015. From October 2012 to February 2015, he served as the Vice President of Clinical Development at Igenica Biotherapeutics, Inc., a pharmaceutical company, and from February 2015 to June 2016, he continued at Igenica in a consulting role. From September 2005 to September 2012, he served in several positions up to Senior Medical Director in the Exploratory Clinical Development (BioOncology) group at Genentech, Inc., a biotechnology company. Dr. Ho completed his internship and residency in Internal Medicine at the University of California, San Francisco, and received his fellowship training in Medical Oncology at the University of Washington and Fred Hutchinson Cancer Research Center. Dr. Ho received an M.D. and a Ph.D. in Microbiology and Immunology from Stanford University and an A.B. in Molecular Biology from Princeton University.

Rodney Young has served as our Chief Financial Officer since December 2019. Prior to that, he served as Chief Financial Officer at Cellerant Therapeutics, Inc., a biotechnology company, from June 2015 to November 2019. From May 2014 to February 2015, Mr. Young served as Chief Financial Officer at Aimmune Therapeutics, Inc., a biotechnology company, and from September 2005 to December 2013 he served as Chief Financial Officer and Vice President, Finance and Administration at StemCells, Inc., a biotechnology company. Mr. Young earned an M.B.A. in Finance and Accounting from the Booth School of Business at the University of Chicago and received his B.A. in Economics from the University of Chicago.

EXECUTIVE COMPENSATION

The following table shows for the years ended December 31, 2023 and 2022, the compensation awarded to or paid to, or earned by, our Chief Executive Officer and each of our two other most highly compensated executive officers during the fiscal year ended December 31, 2023 (the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation(3)	Total ($)
Brian Wong, M.D., Ph.D.	2023	605,000		5,730,375	250,000	6,242	6,591,617
President and Chief Executive Officer	2022	580,000	—	4,414,225	217,500	—	5,211,725
William Ho, M.D., Ph.D.	2023	463,000		1,283,604	150,000	7,322	1,903,926
Chief Medical Officer	2022	445,000	—	809,275	145,000	—	1,399,275
Rodney Young	2023	459,000		1,558,662	149,000	8,564	2,175,226
Chief Financial Officer	2022	435,000	—	956,415	150,000	—	1,541,415

(1)

Amounts represent the aggregate grant date fair value of stock options granted to our named executive officers during 2023, computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.

(2)	Amounts represent annual performance-based cash bonuses earned by our named executive officers based on the achievement of certain corporate performance objectives and individual performance.
(3)

Amounts in this column consist of the payment of term life insurance premiums, along with 401(k) matching contributions, where applicable. These benefits are provided to the named executive officers on the same terms as provided to all of our regular full-time employees.

Narrative to Summary Compensation Table

Base Salary

Our Compensation Committee recognizes the importance of base salary as an element of compensation that helps to attract and retain our executive officers. We provide base salary as a fixed source of cash compensation to recognize each named executive officer’s day-to-day responsibilities, which is designed to provide an appropriate and competitive base level of current cash income for the named executive officers. The 2023 annual base salaries of Dr. Wong, Dr. Ho and Mr. Young were initially determined and approved by the Compensation Committee in January 2023 to be $605,000, $463,000 and $459,000, respectively. In January 2024, the Compensation Committee approved increased annual base salaries for Dr. Wong, Dr. Ho and Mr. Young of $630,000, $481,000 and $478,000, respectively.

Non-Equity Incentive Compensation Payments

In January 2024, the Compensation Committee approved annual non-equity incentive cash payments for the 2023 fiscal year for Dr. Wong, Dr. Ho and Mr. Young of $250,000, $150,000 and $149,000, respectively, based on the achievement of individual and corporate performance objectives.

Equity Compensation

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our executive officers with the financial interests of our stockholders.

In addition, we believe that our ability to grant equity-based awards helps us to attract, retain and motivate executive officers, and encourages them to devote their best efforts to our business and financial success. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executive officers generally are awarded an initial new hire grant upon commencement of employment, as well as annual grants.

Each of our named executive officers currently holds stock options under our 2019 Equity Incentive Plan (the “2019 Plan”) and/or our 2015 Stock Plan (the “2015 Plan”), that were granted subject to the general terms of the applicable plan and the applicable forms of stock option agreement thereunder. The specific vesting terms of each named executive officer’s stock options are described below under “—Outstanding Equity Awards at December 31, 2023.” For additional information about our equity compensation plans, please see the section titled “—Equity Compensation Plans” below.

We currently grant all equity awards pursuant to the 2019 Plan. All options are granted with a per share exercise price equal to no less than the fair market value of a share of our common stock on the date of the grant, and generally vest on a monthly basis over 48 months, subject to the continued service with us through each vesting date. All options have a maximum term of up to 10 years from the date of grant, subject to earlier expiration following the cessation of an executive officer’s continuous service with us. Option vesting is subject to acceleration as described below under “—Executive Employment Arrangements” and “—Equity Compensation Plans.” Options generally remain exercisable for three months following an executive officer’s termination, except in the event of a termination for cause or due to disability or death.

Employment Terms

We have entered into employment agreements or offer letters with each of our named executive officers. Descriptions of such arrangements with our named executive officers are included under the caption “ —Executive Employment Arrangements” below.

Outstanding Equity Awards at December 31, 2023

The following table shows certain information regarding outstanding equity awards at December 31, 2023 for the named executive officers.

				Option Awards				Stock Awards
	Grant Date		Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number Of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)
Brian Wong, M.D., Ph.D.	3/28/2018	(1)	1/1/2018	200,000	—	6.18	3/27/2028
	3/28/2019	(1)	1/1/2019	66,666	—	6.30	3/27/2029
	10/30/2019	(1)	10/30/2019	83,333	—	12.00	10/29/2029
	1/30/2020	(2)	1/1/2020	58,750	1,250	44.66	1/30/2030
	1/30/2020	(3)	1/1/2020	—	—	—	—	5,500	136,675
	1/28/2021	(2)	1/1/2021	109,375	40,625	19.53	1/28/2031
	1/28/2022	(2)	1/1/2022	143,750	156,250	19.86	1/28/2032
	1/31/2023	(2)	1/1/2023	57,291	192,709	29.05	1/31/2033
William Ho, M.D., Ph.D.	10/30/2019	(1)	10/30/2019	7,807	—	12.00	10/29/2029
	1/30/2020	(2)	1/1/2020	19,583	417	44.66	1/30/2030
	1/30/2020	(3)	1/1/2020	—	—	—	—	2,000	49,700
	1/28/2021	(2)	1/1/2021	40,104	14,896	19.53	1/28/2031
	1/28/2022	(2)	1/1/2022	26,354	28,646	19.86	1/28/2032
	1/31/2023	(2)	1/1/2023	12,833	43,167	29.05	1/31/2033
Rodney Young	12/2/2019	(1)	12/2/2019	140,000	—	21.73	12/1/2029
	1/28/2021	(2)	1/1/2021	43,750	16,250	19.53	1/28/2031
	1/28/2022	(2)	1/1/2022	31,145	33,855	19.86	1/28/2032
	1/31/2023	(2)	1/1/2023	15,583	52,417	29.05	1/31/2033

(1)

25% of the shares subject to the award vest on the one-year anniversary of the vesting commencement date and the remainder of the shares vest in 36 equal monthly installments thereafter, subject to the holder’s continued service through each vesting date.

(2)	The shares subject to the award vests in 48 equal monthly installments measured from the vesting commencement date, subject to the holder’s continued service through each vesting date.
(3)

The shares subject to the restricted stock unit award vest in four equal annual installments on the anniversary of the vesting commencement date, subject to the holder’s continued service through each vesting date.

Executive Employment Arrangements

Brian Wong

We entered into an employment letter agreement with Dr. Wong, our President and Chief Executive Officer, in July 2019. His employment letter agreement has no specific term and provides that Dr. Wong is an at-will employee. His employment letter agreement also provides that his initial annual base salary was $484,000 and that he was eligible for an annual target non-equity incentive cash payment opportunity equal to 50% of his annual base salary, based on the achievement of individual and corporate performance objectives. In January 2023, our Compensation Committee approved an increase in Dr. Wong’s annual base salary to $605,000 and in January 2024, our Compensation Committee approved an additional increase in Dr. Wong’s annual base salary to $630,000.

Pursuant to the employment letter agreement with Dr. Wong, if Dr. Wong’s employment is terminated (other than during the 12 month period following a “change in control”) either (1) by us without “cause” (and not due to Dr. Wong’s death or disability) or (2) by Dr. Wong for “good reason” (as such terms are defined in Dr. Wong’s employment letter agreement), then, subject to the preconditions described below, Dr. Wong will be entitled to receive the following payments and benefits: (i) continuing payments of his then-current base salary (or the level in effect before any reduction in base salary that constitutes good reason) for a period of 12 months and (ii) reimbursement of premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for Dr. Wong and his eligible dependents, if any, for up to 12 months, or taxable monthly payments for the equivalent period in the event payment of the COBRA premiums would violate applicable law.

If Dr. Wong’s employment is terminated during the 12 month period following a change in control either (1) by us without cause (and not due to Dr. Wong’s death or disability) or (2) by Dr. Wong for good reason, then, subject to the preconditions described below, Dr. Wong will be entitled to receive the following payments and benefits: (i) continuing payments of his then-current base salary (or the level in effect before any reduction in base salary that constitutes good reason) for a period of 18 months; (ii) a lump sum cash payment equal to Dr. Wong’s target annual non-equity incentive cash payment; (iii) reimbursement of premiums for coverage under COBRA, for Dr. Wong and his eligible dependents, if any, for up to 18 months, or taxable monthly payments for the equivalent period in the event payment of the COBRA premiums would violate applicable law; and (iv) accelerated vesting and exercisability of all outstanding equity awards.

The receipt of the severance payments and benefits described above is conditioned on Dr. Wong timely signing and not revoking a release of claims in a form acceptable to us, as well as remaining in compliance with all continuing obligations he owes to us, including those under the confidential information and inventions assignment agreement applicable to Dr. Wong.

William Ho

We entered into an employment letter agreement with Dr. Ho, our Chief Medical Officer, in July 2019. His employment letter agreement has no specific term and provides that Dr. Ho is an at-will employee. His employment letter agreement also provides that his initial annual base salary was $360,500 and that he was eligible for an annual target non-equity incentive cash payment opportunity equal to 30% of his annual base salary, based on the achievement of individual and corporate performance objectives; provided, however, that Dr. Ho’s annual base salary automatically increased to $385,000 and his annual target non-equity incentive cash payment opportunity increased to 40% upon the closing of our initial public offering. In January 2023, our Compensation Committee approved an increase in Dr. Ho’s annual base salary to $463,000 and in January 2024, our Compensation Committee approved an additional increase in Dr. Ho’s annual base salary to $481,000.

Pursuant to the employment letter agreement with Dr. Ho, if Dr. Ho’s employment is terminated (other than during the 12 month period following a “change in control”) either (1) by us without “cause” (and not due to Dr. Ho’s death or disability) or (2) by Dr. Ho for “good reason” (as such terms are defined in Dr. Ho’s employment letter agreement), then, subject to the preconditions described below, Dr. Ho will be entitled to receive the following payments and benefits: (i) continuing payments of his then-current base salary (or the level in effect before any reduction in base salary that constitutes good reason) for a period of nine months and (ii) reimbursement of premiums for coverage under COBRA, for Dr. Ho and his eligible dependents, if any, for up to nine months, or taxable monthly payments for the equivalent period in the event payment of the COBRA premiums would violate applicable law.

If Dr. Ho’s employment is terminated during the 12 month period following a change in control either (1) by us without cause (and not due to Dr. Ho’s death or disability) or (2) by Dr. Ho for good reason, then, subject to the preconditions described below, Dr. Ho will be entitled to receive the following payments and benefits: (i) continuing payments of his then-current base salary (or the level in effect before any reduction in base salary that constitutes good reason) for a period of 12 months; (ii) a lump sum cash payment equal to Dr. Ho’s target annual non-equity incentive cash payment; (iii) reimbursement of premiums for coverage under COBRA, for Dr. Ho and his eligible dependents, if any, for up to 12 months, or taxable monthly payments for the equivalent period in the event payment of the COBRA premiums would violate applicable law; and (iv) accelerated vesting and exercisability of all outstanding equity awards.

The receipt of the severance payments and benefits described above is conditioned on Dr. Ho timely signing and not revoking a release of claims in a form acceptable to us, as well as remaining in compliance with all continuing obligations he owes to us, including those under the confidential information and inventions assignment agreement applicable to Dr. Ho.

Rodney Young

We entered into an employment letter agreement with Mr. Young, our Chief Financial Officer, in November 2019. His employment letter agreement has no specific term and provides that Mr. Young is an at-will employee. His employment letter agreement also provides that his initial annual base salary was $385,000 and that he was eligible for an annual target non-equity incentive cash payment opportunity equal to 40% of his annual base salary, based on the achievement of individual and corporate performance objectives. In January 2023, our Compensation Committee approved an increase to Mr. Young’s annual base salary to $459,000 and in January 2024, our Compensation Committee approved an additional increase in Mr. Young’s annual base salary to $478,000.

Pursuant to the employment letter agreement with Mr. Young, if Mr. Young’s employment is terminated (other than during the 12 month period following a “change in control”) either (1) by us without “cause” (and not due to Mr. Young’s death or disability) or (2) by Mr. Young for “good reason” (as such terms are defined in Mr. Young’s employment letter agreement), then, subject to the preconditions described below, Mr. Young will be entitled to receive the following payments and benefits: (i) continuing payments of his then-current base salary (or the level in effect before any reduction in base salary that constitutes good reason) for a period of nine months and (ii) reimbursement of premiums for coverage under COBRA, for Mr. Young and his eligible dependents, if any, for up to nine months, or taxable monthly payments for the equivalent period in the event payment of the COBRA premiums would violate applicable law.

If Mr. Young’s employment is terminated during the 12 month period following a change in control either (1) by us without cause (and not due to Mr. Young’s death or disability) or (2) by Mr. Young for good reason, then, subject to the preconditions described below, Mr. Young will be entitled to receive the following payments and benefits: (i) continuing payments of his then-current base salary (or the level in effect before any reduction in base salary that constitutes good reason) for a period of 12 months; (ii) a lump sum cash payment equal to Mr. Young’s target annual non-equity incentive cash payment; (iii) reimbursement of premiums for coverage under COBRA, for Mr. Young and his eligible dependents, if any, for up to 12 months, or taxable monthly payments for the equivalent period in the event payment of the COBRA premiums would violate applicable law; and (iii) accelerated vesting and exercisability of all outstanding equity awards.

The receipt of the severance payments and benefits described above is conditioned on Mr. Young timely signing and not revoking a release of claims in a form acceptable to us, as well as remaining in compliance with all continuing obligations he owes to us, including those under the confidential information and inventions assignment agreement applicable to Mr. Young.

Potential Payments upon Termination or Change in Control

Regardless of the manner in which a named executive officer’s service terminates, each named executive officer is entitled to receive amounts earned during his or her term of service, including unpaid salary and unused vacation.

Dr. Wong, Dr. Ho and Mr. Young are eligible to receive potential termination or change in control payments pursuant to their employment letter agreements, as described in “—Executive Employment Arrangements” above.

Equity Compensation Plans

The principal features of our equity compensation plans are summarized below.

2019 Equity Incentive Plan

In June 2019, our Board of Directors adopted, and in July 2019, our stockholders approved the 2019 Plan.

The 2019 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards and other forms of equity-based awards, all of which may be granted to employees, including officers, non-employee directors and consultants of us and our affiliates. Incentive stock options may be granted only to employees. All other awards may be granted to employees, including officers, and to non-employee directors and consultants.

Our Board of Directors, or a duly authorized committee thereof, has the authority to administer the 2019 Plan. Our Board of Directors has delegated concurrent authority to administer our 2019 Plan to the Compensation Committee under the terms of the Compensation Committee’s charter. Our Board of Directors may also delegate to one or more of our officers the authority to designate employees (other than other officers) to be recipients of certain awards and to determine the number of shares of common stock to be subject to such awards.

Subject to the terms of the 2019 Plan, the plan administrator has the authority in its discretion to, among other things, select recipients of awards, determine the number of shares, terms and conditions and forms of agreement related to awards, construe and interpret terms of the plan and awards and prescribe, amend and rescind rules related to the plan. All actions of the plan administrator will be final and binding on all persons.

The plan administrator also has the authority to modify outstanding awards under our 2019 Plan, and to reduce the exercise, purchase or strike price of any outstanding award, cancel any outstanding award in exchange for a new award, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock options, RSUs and other equity awards are granted pursuant to award agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of our 2019 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of our common stock on the date of grant. All awards granted under our 2019 Plan vest at the rate specified in the award agreement as determined by the plan administrator. Except as otherwise provided in the applicable award agreement, upon a participant’s termination of continuous service, RSUs that have not vested will be forfeited. Except as otherwise provided in the 2019 Plan and applicable award agreement, options will remain exercisable for a three-month period following a participant’s termination of services, except that, in general, (i) options terminate immediately upon a termination for cause, (ii) options remain exercisable for 12 months following a termination due to disability, (iii) options remain exercisable for 18 months following a termination due to death and (iv) if a participant dies during the three-month period following termination or the 12-month period described in (ii), then options shall not expire until the earlier of 18 months after the participant’s death, the expiration date of the option or the day before the tenth anniversary of the grant date. The equity awards held by our named executive officers are also subject to the vesting acceleration benefits described above under “—Executive Employment Arrangements.”

Our 2019 Plan provides that in the event of a corporate transaction, the successor corporation may assume each outstanding award or may substitute similar awards for each outstanding award. If outstanding awards are not assumed or substituted, the vesting of such awards held by current service providers will accelerate in full prior to the consummation of the transaction and any awards not exercised will terminate upon closing of the corporate transaction. In addition, the plan administrator may provide for unexercised awards that will otherwise terminate upon closing of the corporate transaction to be cancelled at closing in exchange for a payment equal in value to the amount such award holder would have received in such transaction upon exercise of the award, minus the exercise price.

Under the 2019 Plan, a corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our consolidated assets, (2) a sale or other disposition of at least 50% of our outstanding capital stock, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

2015 Stock Plan

In April 2015, our Board of Directors adopted, and our stockholders approved, our 2015 Plan. Our 2015 Plan provided for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards and restricted stock unit awards to our employees, directors, and consultants and those of our affiliates.

Our 2015 Plan expired pursuant to its terms in October 2019, and therefore no new awards may be issued from this plan. However, outstanding options granted under the 2015 Plan will remain outstanding, subject to the terms of the 2015 Plan and the relevant award agreement, until such options are exercised or they terminate or expire by their terms. Our Board of Directors, or a duly authorized committee thereof, has the authority to administer the 2015 Plan.

Except as otherwise provided in the 2015 Plan and applicable award agreement, options granted under the 2015 Plan will remain exercisable for a three- month period following a participant’s termination of services, except that, in general, (i) options terminate immediately upon a termination for cause, (ii) options remain exercisable for 12 months following a termination due to disability and (iii) options remain exercisable for 18 months following a termination due to death.

Our 2015 Plan provides that in the event of a corporate transaction, the successor corporation may assume each outstanding award or may substitute similar awards for each outstanding award. If outstanding awards are not assumed or substituted, the vesting of such awards held by current service providers will accelerate in full prior to the consummation of the transaction and any awards not exercised will terminate upon closing of the corporate transaction. In addition, the plan administrator may provide for unexercised awards that will otherwise terminate upon closing of the corporate transaction to be cancelled at closing in exchange for a payment equal in value to the amount such award holder would have received in such transaction upon exercise of the award, minus the exercise price.

Under the 2015 Plan, a corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our consolidated assets, (2) a sale or other disposition of at least 50% of our outstanding capital stock, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

2019 Employee Stock Purchase Plan

In June 2019, our Board of Directors adopted, and in July 2019 our stockholders approved, the 2019 Employee Stock Purchase Plan (the “ESPP”). The purpose of the ESPP is to enable our eligible employees, through payroll deductions or cash contributions, to purchase shares of our common stock, to increase our employees’ interest in our growth and success and to encourage employees to remain in our employment.

Our Board of Directors, or a duly authorized committee thereof, has the authority to administer the ESPP. Our Board of Directors has delegated concurrent authority to administer the ESPP to our Compensation Committee. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with durations of not more than 27 months and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering may be terminated under certain circumstances.

The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder (the “Code”) for our U.S. employees. In addition, the ESPP authorizes grants of purchase rights that do not comply with Section 423 of the Code under a separate non-423 component. In particular, where such purchase rights are granted to employees who are employed or located outside the United States, our Board of Directors may adopt rules that are beyond the scope of Section 423 of the Code.

Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15.0% of their earnings for the purchase of our common stock under the ESPP. Unless otherwise determined by our Board of Directors, common stock will be purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (1) 85% of the fair market value of a share of our common stock on the first date of an offering or (2) 85% of the fair market value of a share of our common stock on the date of purchase.

In the event of certain significant corporate transactions, including the consummation of: (1) a sale of all our assets, (2) the sale or disposition of 50% of our outstanding capital stock, (3) a merger or consolidation where we do not survive the transaction or (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction, any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within ten business days prior to such corporate transaction and such purchase rights will terminate immediately.

Other Elements of Compensation

Health, Welfare and Retirement Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and short and long- term disability plans, in each case on the same basis as other employees, subject to applicable laws. We provide a 401(k) plan to our employees, including our named executive officers, as discussed in the section below titled “—401(k) Plan.” We also provide vacation and other paid holidays to all employees, including our named executive officers. We do not provide a pension plan for our employees and none of our named executive officers participated in a nonqualified deferred compensation plan in 2019. We generally do not provide perquisites or other personal benefits to our named executive officers.

401(k) Plan

We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. We have the ability to make matching contributions or discretionary contributions to the 401(k) plan. Effective as of January 2023, we make 100% matching contributions or discretionary contributions to the 401(k) plan up to $5,000 per employee. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

Equity Compensation Plan Information Table

The following table shows certain information with respect to all of our equity compensation plans in effect as of December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding stock options (a)	Weighted- average exercise price of outstanding stock options (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	4,099,947	$21.00	3,443,342	(1)
Equity compensation plans not approved by stockholders	—	—	—
Total	4,099,947	$21.00	3,443,342	(1)

(1)

As of December 31, 2023, 3,032,820 shares of common stock remained available for future issuance under the 2019 Plan, and 410,522 shares of common stock remained available for future issuance under the ESPP. The number of shares remaining available for future issuance under the 2019 Plan automatically increases on January 1 each year, through and including January 1, 2029, in an amount equal to 4% of the total number of shares of our capital stock outstanding on the last day of the preceding fiscal year, or a lesser number of shares as determined by the Board of Directors. On January 1, 2024, the number of shares available for issuance under the 2019 Plan automatically increased by 1,375,932 shares. The number of shares remaining available for future issuance under the ESPP automatically increases on January 1 of each year through and including January 1, 2029, in an amount equal to the lesser of (i) 1% of the total number of shares of common stock outstanding on such December 31, (ii) 240,336 shares of common stock or (iii) a lesser number of shares as determined by the Board of Directors prior to the beginning of each year. On January 1, 2024, the number of shares available for issuance under the ESPP automatically increased by 240,336 shares.

DIRECTOR COMPENSATION

The following table shows for the year ended December 31, 2023 certain information with respect to the compensation of our non-employee directors:

Director Compensation for the year ended December 31, 2023

Name	Fees Earned or Paid in Cash	Option Awards(1)(2)	All Other Compensation	Total
William Rieflin(3)	$87,500	$212,776	$—	$300,276
Michael Giordano, M.D.	55,000	212,776	—	267,776
Mary Ann Gray, Ph.D.(3)	65,000	212,776	—	277,776
Linda Kozick	48,000	212,776	—	260,776
Wendye Robbins, M.D.(3)	52,500	212,776	—	265,276
Lori Lyons-Williams	49,500	212,776	—	262,276

(1)

Represents the aggregate grant date fair value of stock options granted to our non-employee directors during 2023, computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the non-employee directors.

(2)

The aggregate number of shares underlying all options held by our non-employee directors as of December 31, 2023 are set forth in the table below. As of December 31, 2023, none of our non-employee directors held unvested stock awards other than options.

Name	Number of Shares Underlying Option Awards
William Rieflin	78,838
Michael Giordano, M.D.	52,640
Mary Ann Gray, Ph.D.	75,091
Linda Kozick	80,105
Wendye Robbins, M.D.	81,359
Lori Lyons-Williams	45,740

(3)

In accordance with our non-employee director compensation policy, Mr. Rieflin, Dr. Gray and Dr. Robbins elected to receive all of their annual cash compensation in the form of stock options. See “—Non-Employee Director Compensation Policy” below for additional information.

The table above does not include Dr. Wong because he does not receive additional compensation for services provided as a director. See “Executive Compensation” in this proxy statement for additional information on Dr. Wong’s compensation.

Non-Employee Director Compensation Policy

We have adopted a non-employee director compensation policy, pursuant to which our non-employee directors are eligible to receive compensation for service on our Board of Directors and committees of our Board of Directors. In 2021, following analysis of market research and advice from its compensation consultant, our Board of Directors amended our non-employee director compensation policy, which became effective on January 1, 2022 (the “2022 Policy”).

Effective May 15, 2023, our Board of Directors further amended our non-employee director compensation policy to provide for an increased retainer for the chair and members of the Compensation Committee as noted below, as well as a change in the methodology for determining equity compensation for non-employee directors (the “2023 Policy”).

In 2023, each non-employee director received an annual cash retainer of $40,000 for serving on the Board of Directors. The chair of the Board of Directors received a cash retainer of $30,000 in addition to the annual retainer received by other non-employee directors for serving in that role.

The chair and members of the three committees of our Board of Directors were entitled to the following additional annual cash retainers under the 2023 Policy:

Board Committee	Chair Fee	Member Fee
Audit Committee	$25,000	$12,500
Compensation Committee(1)	12,000	6,000
Nominating and Corporate Governance Committee	8,000	4,000

(1)	Reflects an increase from a Chair Fee and Member Fee of $10,000 and $4,000, respectively, under the 2022 Policy.

All annual cash compensation amounts are payable in equal quarterly installments no later than 30 days following the end of each fiscal quarter in which the service occurred, pro-rated based on the days remaining in the calendar quarter. In addition, each non-employee director may elect to receive all of the annual cash compensation that such non-employee director is eligible to earn, as set forth above, in the form of stock options granted pursuant to the Company’s 2019 Plan. Such stock options will automatically be granted on the last business day in March of such fiscal year. Any such award will vest as follows: (i) 25% will vest on the last day of the first fiscal quarter during such fiscal year and (ii) 25% will vest on the last day of each subsequent fiscal quarter during such fiscal year, provided that the non-employee director is in service on the first day of the fiscal quarter of the applicable scheduled vesting date. In accordance with such elections in 2023, our non-employee directors were granted the following option awards:

	Option awards
Name	Grant date	Number of options granted	Grant date fair value ($)	Option exercise price ($)	Option expiration date
William Rieflin	03/31/2023	6,026	87,500	18.35	03/30/2033
Mary Ann Gray, Ph.D.	03/31/2023	4,477	65,000	18.35	03/30/2033
Wendye Robbins, M.D.	03/31/2023	3,616	52,500	18.35	03/30/2033

Prior to the effective date of the 2023 Policy, newly appointed directors received a one-time initial award of a stock option to purchase 17,000 shares of common stock and an annual award of a stock option to purchase 8,500 shares of common stock. In order to be consistent with the methodology used to size awards made to management and other Company employees, the Board of Directors adopted the 2023 Policy in part to provide for the denomination of equity grants in terms of a dollar value instead of a number of options. Accordingly, under the 2023 Policy, newly appointed non-employee directors will receive a one-time initial award of a stock option under our 2019 Plan with a grant date fair value of $400,000, determined based on the average stock price over the 30 calendar days immediately preceding the grant date. Each initial grant will vest in a series of three successive equal annual installments over the three-year period measured from the date of grant, subject to the non-employee director’s continuous service through each applicable vesting date. Thereafter, each non-employee director will receive an annual award of a stock option to purchase shares on the date of each annual meeting of stockholders with a grant date fair value of $200,000, determined based on the average stock price over the 30 consecutive days immediately preceding the grant date. Each annual grant will vest in equal installments on each monthly anniversary of the vesting commencement date, subject to the non-employee director’s continuous service through each vesting date. In addition, in the event of a change in control (as defined in the 2019 Plan) of the Company, the shares underlying such grants will vest and become exercisable immediately prior to the effectiveness of such change in control.

The exercise price per share of each stock option granted under the non-employee director compensation policy will be equal to 100% of the fair market value of a share of the underlying common stock on the date of grant. Each stock option will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the non-employee director’s continuous service with us or a corporate transaction, each as provided under the 2019 Plan.

Effective March 27, 2024, our Board of Directors further amended our non-employee director compensation policy to provide for an increased retainer for (i) the chair of the Compensation Committee and Nominating and Corporate Governance Committee to $15,000 and $10,000, respectively, and (ii) the members of the Compensation Committee and Nominating and Corporate Governance Committee to $7,500 and $5,000, respectively.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

The following is a summary of transactions since January 1, 2022, to which we have been a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than 5% of our capital stock or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in the sections titled “Executive Compensation” and “Director Compensation.”

Related-Person Transactions & SEC Compliance Policy

We have adopted a written Related-Person Transactions & SEC Compliance Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are, were or will be participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director or holder of 5% or more of our capital stock, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board of Directors) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

Certain Transactions With or Involving Related Persons

Indemnification Agreements

We have entered into separate indemnification agreements with our directors and officers in addition to the indemnification provided for in our Bylaws. These indemnification agreements provide, among other things, that we will indemnify our directors and officers for certain expenses, including damages, judgments, fines, penalties, settlements, costs and attorneys’ fees and disbursements, incurred by a director or officer in any claim, action or proceeding arising in his or her capacity as a director or officer of the Company or in connection with service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or officer makes a claim for indemnification.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are RAPT stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker, notify our Secretary at 1-800-690-6903 or send a written request to: Secretary at RAPT, 561 Eccles Avenue, South San Francisco, California 94080. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Brian Wong, M.D., Ph.D.
Brian Wong, M.D., Ph.D. President and Chief Executive Officer

April 5, 2024

A copy of our Annual Report on Form 10-K for the year ended December 31, 2023 is available without charge upon written request to: Secretary, RAPT Therapeutics, Inc., 561 Eccles Avenue, South San Francisco, California 94080.

RAPT THERAPEUTICS, INC. 561 ECCLES AVENUE SOUTH SAN FRANCISCO, CA 94080

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Daylight Time on May 21, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/RAPT2024

You may attend the meeting virtually and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Daylight Time on May 21, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

     KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.   DETACH AND RETURN THIS PORTION ONLY

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
		☐	☐	☐
1. Election of Directors
Nominees
01) William J. Rieflin 02) Linda Kozick			03) Lori Lyons-Williams

The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain

2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of RAPT Therapeutics, Inc. for its fiscal year ending December 31, 2024.							☐	☐	☐

NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Combined Document is available at www.proxyvote.com

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RAPT THERAPEUTICS, INC.

Annual Meeting of Stockholders

May 22, 2024 10:00 AM PDT

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Brian Wong and Rodney Young, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of RAPT Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the 2024 Annual Meeting of Stockholders to be held at 10:00 AM, Pacific Daylight Time on Wednesday, May 22, 2024, virtually via live webcast at www.virtualshareholdermeeting.com/RAPT2024, and any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS AND WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, AS SAID PROXIES DEEM ADVISABLE.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side